Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

I, Tricia L. Fulton, the Interim President and Chief Executive Officer and Chief Financial Officer of Helios Technologies (the “Company”), certify that (i) the Quarterly Report on Form 10-Q for the Company for the quarter ended March 28, 2020 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 5, 2020

/s/ Tricia L. Fulton
Tricia L. Fulton Interim President and Chief Executive Officer and Chief Financial Officer (Principal Executive, Financial and Accounting Officer)